CSFB05-10G5AR6 -- 5A7

CREDIT SUISSE FIRST BOSTON

Balance	$4,489,000.00	Delay		24	WAC	6.04000	WAM	358
Coupon	6.00000	Dated		10/01/2005	NET	5.50000	WALA	2
Settle	10/31/2005	First	Payment	11/25/2005	Contrib Wac	6.04000

Price	1	2	3	4	5
	Yield	Yield	Yield	Yield	Yield
99-00	6.121	6.124	6.128	6.135	6.143
99-08	6.101	6.103	6.106	6.109	6.114
99-16	6.082	6.082	6.083	6.084	6.085
99-24	6.063	6.062	6.060	6.059	6.056
100-00	6.043	6.041	6.038	6.034	6.028
100-08	6.024	6.021	6.016	6.009	5.999
100-16	6.005	6.001	5.993	5.984	5.971
100-24	5.986	5.980	5.971	5.959	5.942
101-00	5.967	5.960	5.949	5.934	5.914
101-08	5.948	5.940	5.927	5.909	5.886
101-16	5.929	5.920	5.905	5.885	5.858
101-24	5.910	5.900	5.883	5.860	5.830
102-00	5.891	5.880	5.861	5.836	5.802
Spread @ Center Price	134	137	141	145	148
WAL	26.30	22.98	19.21	15.77	12.80
Mod Durn	12.94	12.19	11.13	9.95	8.71
Principal Window	Mar31 - Jan33	Jul27 - Mar30	Aug23 - Aug26	Apr20 - Feb23	Jun17 - Dec19
LIBOR_1MO	3.89	3.89	3.89	3.89	3.89
Prepay	100 PSA	150 PSA	200 PSA	250 PSA	300 PSA

Price	6	7	8
	Yield	Yield	Yield
99-00	6.198	6.257	6.292
99-08	6.145	6.179	6.199
99-16	6.093	6.101	6.106
99-24	6.041	6.024	6.014
100-00	5.989	5.946	5.921
100-08	5.937	5.869	5.829
100-16	5.885	5.792	5.738
100-24	5.834	5.715	5.646
101-00	5.782	5.639	5.555
101-08	5.731	5.563	5.464
101-16	5.680	5.486	5.373
101-24	5.629	5.411	5.283
102-00	5.578	5.335	5.193
Spread @ Center Price	156	152	148
WAL	5.83	3.68	3.03
Mod Durn	4.80	3.22	2.70
Principal Window	Jun11 - Nov11	May09 - Jul09	Oct08 - Nov08
LIBOR_1MO	3.89	3.89	3.89
Prepay	500 PSA	800 PSA	1000 PSA
Treasury Mat 6MO 2YR 3YR 5YR 10YR 30YR Yld 4.139 4.223 4.257 4.303 4.447 4.668

This information is being provided in response to your specific request for information. The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON LLC (CSFB) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the underlying assets has not been independently verified by CSFB. CSFB is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFB makes no representation that the above referenced security will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.